UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 18, 2007

CASTLE BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32849	41-2103550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

570 Lexington Avenue, 29th Floor
New York, New York  10022
(Address of principal executive offices)

(646) 356-0200
(Registrant’s telephone number,
 including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

                On April 18, 2007, Castle Brands Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with selected investors (each an “Investor” and collectively, the “Investors”). Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to sell in a private placement a total of 3,520,035 shares of its common stock, $0.01 par value per share (the “Common Stock”), for aggregate gross proceeds of $21,014,608.95. The transaction is expected to close, subject to specified conditions, on or before May 4, 2007. The Investors included, among others, Frederick M. R. Smith and Phillip Frost, MD, or an affiliated entity thereof, each a director of the Company, and CNF Investments II, LLC, of which. Robert J. Flanagan, a director of the Company, is a manager.

                As part of the transaction, investors will receive warrants to purchase approximately 1,408,014 additional shares at an exercise price of $6.57 per share (the “Warrants”). The Warrants will remain exercisable for a period of five years from the closing of the offering. The Warrants contain anti-dilution protection for stock splits and similar events, but do not contain any price-based anti-dilution adjustments.

                Pursuant to the Securities Purchase Agreement, the Company and the Investors have made representations and warranties regarding matters that are customarily included in financings of this nature. Subject to time-related conditions or qualifications, such representations and warranties shall survive the closing. The Securities Purchase Agreement also contains indemnification agreements among the parties in the event of certain liabilities.

                The description of the terms and conditions of the Securities Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by this reference. The Securities Purchase Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company.  Such information can be found in the other public filings the Company makes with the Securities and Exchange Commission (the “SEC”), which are available without charge at www.castlebrandsinc.com.

Registration Rights Agreement

                On April 18, 2006, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company has agreed to register the resale of the shares of Common Stock sold to the Investors pursuant to the Securities Purchase Agreement, including the shares issuable upon exercise of the Warrants. The Company has agreed to file with the SEC a registration statement with respect to this registration within 30 days after closing. If certain of its obligations under the Registration Rights Agreement are not met, the Company has agreed to make pro-rata liquidated damages payments to each Investor.

                The description of the terms and conditions of the Registration Rights Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement attached hereto as Exhibit 10.2 and incorporated herein by this reference.

Item 3.02.        Unregistered Sales of Equity Securities.

                On April 18, 2006, the Company entered into a definitive agreement to sell an aggregate of (1) 3,520,035 shares of its Common Stock and (2) Warrants to purchase 1,408,014 shares of Common Stock with an exercise price of $6.57 per share. The number and price of the Warrants are adjustable in the event of stock splits, recombinations and reclassifications but not for new issues, and contain a “cashless exercise” feature. The Company shall receive gross proceeds in the amount of approximately $21,014,608.95 from the initial sale of the Common Stock and Warrants. Piper Jaffray & Co. acted as the exclusive placement agent in connection with the transaction. Under its engagement agreement with the Company, Piper Jaffray & Co., as placement agent is expected to receive (i) commissions of 6% of the gross proceeds of the offering, less $150,000, and (ii) a warrant to purchase 35,200 shares of Common Stock at an exercise price of $5.97 per share, exercisable within five years following the issuance of the warrant (the “Agent Warrant”). The Agent Warrant will otherwise be on the same terms and conditions as the Warrants.

                The description of the terms and conditions of the Warrants set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Warrant attached hereto as Exhibit 10.3 and incorporated herein by this reference.

                The foregoing sales and issuances were offered and sold to accredited investors pursuant to the Securities Purchase Agreement. Based upon the provisions of the Securities Purchase Agreement, including the representations and warranties of the Investors, we believe the issuance and sale of the Common Stock was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act.

                Additional information regarding the sale and issuance of the Common Stock and Warrants is incorporated herein by reference to “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

             (d)                            Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Registrations Rights Agreement

10.3	Form of Warrant to be issued by Castle Brands Inc. to the investors in connection with the April, 2007 private offering.

99.1	Press Release of Castle Brands Inc., dated April 19, 2007

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       April 20, 2007

CASTLE BRANDS INC.

By	/s/ Mark Andrews
Name: Mark Andrews
Title: CEO and Chairman

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Registrations Rights Agreement

10.3	Form of Warrant to be issued by Castle Brands Inc. to the investors in connection with the April, 2007 private offering.

99.1	Press Release of Castle Brands Inc., dated April 19, 2007